UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2018

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36479	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Harold C. Flynn, Jr. as Director, President, and Chief Executive Officer; Appointment of John R. Beaver as Interim Chief Executive Officer

Harold C. Flynn, Jr., a Company Director, and the Company's President and Chief Executive Officer, resigned as a Director and as the Company's President and Chief Executive Officer, effective April 10, 2018. The Company thanks Mr. Flynn for his contributions to the Company and wishes him the best in his future endeavors.

Effective April 10, 2018, the Board of Directors appointed John R. Beaver Interim Chief Executive Officer. From October 2017 until his appointment, Mr. Beaver was Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Company, Mr. Beaver served as the Chief Financial Officer of San Jose, California-based Silicor Materials, Inc., from 2009 to 2013 and from 2015 to 2017. He also served on Silicor’s Board of Directors from 2013 to 2015. From 2013-2015, Mr. Beaver was Chief Financial Officer for Seattle-based Modumetal, Inc. From 2001 to 2007, Mr. Beaver was employed at Houston-based Sterling Chemicals, Inc., where he served as Senior Vice President Finance and Chief Financial Officer.

Mr. Beaver has a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

There is no arrangement or understanding pursuant to which Mr. Beaver was selected as Interim Chief Executive Officer, and there are no related party transactions between the Company and Mr. Beaver reportable under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

April 12, 2018	By:	/s/ John R. Beaver

Name: John R. Beaver
Title: Interim Chief Executive Officer